EXHIBIT 10.7

NOMINATION AGREEMENT

THIS NOMINATION AGREEMENT (this “Agreement”) is entered into as of June 21, 2011, by and among Richard MacPherson (“MacPherson”), 3253517 Nova Scotia Limited, a  corporation organized under the laws of the province of Nova Scotia (the “Stockholder”), and Jay Rifkin (“Rifkin”).

W I T N E S S E T H:

WHEREAS, China Youth Media, Inc. (the “Company”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 1, 2011 with Midwest Energy Emissions Corp., a North Dakota corporation (“Midwest”), pursuant to which at closing China Youth Media Merger Sub, Inc. (a wholly owned subsidiary of the Company formed for the purpose of such transaction) will merge into Midwest, which will result in Midwest becoming a wholly-owned subsidiary of the Company (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

WHEREAS, contemporaneously herewith, the parties are completing the transaction contemplated by the Merger Agreement;

WHEREAS, it is a condition of the obligations of the Company under the Merger Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute, and to be bound by the provisions hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           For a period limited to the earlier of 24 months or 6 months after the Company or Midwest has raised a minimum of $5,000,000 USD from the Closing Date, or has achieved an annualized EBITDA of $1,000,000 as evidenced on annual audited financial statements, (i) MacPherson will, at any time that directors are to be elected, use his best efforts to cause the Board of Directors to nominate and recommend Rifkin to all stockholders of the Company as a proposed member of the Board of Directors of the Company, and (ii) MacPherson and the Stockholder, shall in their capacities as a stockholders of the Company or cause any stockholder in which either is an Affiliate, at any time directors are to be elected, vote in favor of the election of Rifkin as a member of the Board of Directors of the Company.  Nothing in this Agreement shall prevent MacPherson or the Stockholder from also voting for other individuals as members of the Board of Directors of the Company.

2.           This Agreement contains the parties’ entire understanding with respect to the subject matter hereof and supersedes any and all previous or contemporaneous agreements between them with respect thereto.  Neither party’s rights or obligations under this Agreement may be assigned or delegated, and neither can this Agreement be amended, nor any term hereof waived, except in writing signed by each party.   The determination by a court that any provision that is not of the essence of this Agreement is invalid shall not affect the validity of any other provision hereof.  The parties shall cooperate in good faith to substitute for any invalidated provision a valid provision, as alike in substance to such invalidated provision as would be lawful.  Nothing herein shall constitute the parties as partners or agents of one another, create any fiduciary duty between the parties, or authorize either party to bind the other, and neither party shall make any contrary representation.

3.           The parties shall execute all such further instruments and documents as either shall reasonably request to effectuate any provision hereof.  This Agreement shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed and wholly to be performed in such jurisdiction by residents thereof.   This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.  This Agreement may be executed in one or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

/S/Richard MacPherson
RICHARD MACPHERSON
3253517 NOVA SCOTIA LIMITED
By:	/S/Richard MacPherson
Name: Title:	Richard MacPherson Chief Executive Officer

MIDWEST ENERGY EMISSIONS CORP., A NORTH DAKOTA CORPORATION
/S/Jay Rifkin
JAY RIFKIN